Exhibit 99.1

Wolfspeed Reports Financial Results for the Fourth Quarter and Full Fiscal Year 2024

Mohawk Valley Momentum Driving 100% Year-over-Year Growth in EV Revenue

Mohawk Valley Fab Targeted to Reach 25% Utilization in Q1FY25, One Quarter Ahead of Schedule

Company Plans to Accelerate Shift of Device Fabrication to 200mm Mohawk Valley Fab,
Assess Timing of Closure of 150mm Durham Device Fab

Reducing FY25 net CapEx Spend by $200 Million

DURHAM, N.C. August 21, 2024 -- Wolfspeed, Inc. (NYSE: WOLF) today announced its results for the fourth quarter of fiscal 2024 and the full 2024 fiscal year.
Quarterly Financial Highlights (Continuing operations only. All comparisons are to the fourth quarter of fiscal 2023.)
•Consolidated revenue of approximately $201 million, as compared to approximately $203 million
◦Mohawk Valley Fab contributed approximately $41 million in revenue
•Power device design-ins of $2.0 billion
•Quarterly design-wins of $0.5 billion
•GAAP gross margin of 1%, compared to 29%
•Non-GAAP gross margin of 5%, compared to 31%
◦GAAP and non-GAAP gross margins for the fourth quarter of fiscal 2024 include the impact of $24 million of underutilization costs. See "Start-up and Underutilization Costs" below for additional information.

Full Fiscal Year Financial Highlights (all comparisons are to fiscal 2023)

•Consolidated revenue of approximately $807 million, as compared to approximately $759 million
•GAAP gross margin of 10% as compared to 32%
•Non-GAAP gross margin of 13% as compared to 35%
◦GAAP and non-GAAP gross margins for fiscal 2024 include the impact of approximately $124 million of underutilization costs. See "Start-up and Underutilization Costs" below for additional information.

“We have two priorities we are focused on: optimizing our capital structure for both the near term and long term and driving performance in our state-of-the-art, 200-millimeter fab, and this quarter was a step forward on both of these priorities,” said Wolfspeed CEO, Gregg Lowe. “We achieved 20% utilization at Mohawk Valley in June and continued to see strong revenue growth from that fab. Our 200mm device fab is currently producing solid results, which are at significantly lower costs than our Durham 150mm fab. This improved profitability gives us the confidence to accelerate the shift of our device fabrication to Mohawk Valley, while we assess the timing of the closure of our 150mm device fab in Durham. At the JP, we have also made great progress, installing and activating initial furnaces in the fourth quarter. We have already processed the first silicon carbide boules from the JP and the quality is in line with the high-quality materials coming out of Building 10.

"At the same time, we are taking proactive steps to slow down the pace of our CapEx by approximately $200 million in fiscal 2025 and identify areas across our entire footprint to reduce operating costs. We also remain in constructive talks with the CHIPS office on a Preliminary Memorandum of Terms for capital grants under the CHIPS Act. In addition to any potential capital grants from the CHIPS program, our long-term CapEx plan is expected to generate more than $1 billion in cash refunds from Section 48D tax credits from the IRS, of which we’ve already accrued approximately $640 million on our balance sheet,” continued Lowe.

Business Outlook:

For its first quarter of fiscal 2025, Wolfspeed targets revenue from continuing operations in a range of $185 million to $215 million. GAAP net loss is targeted at $226 million to $194 million, or $1.79 to $1.54 per diluted share. Non-GAAP net loss from continuing operations is targeted to be in a range of $138 million to $114 million, or $1.09 to $0.90 per diluted share. Targeted non-GAAP net loss excludes $88 million to $80 million of estimated expenses, net of tax, primarily related to stock-based compensation expense, amortization of discount and debt issuance costs, net of capitalized interest, project, transformation and transaction costs and loss on Wafer Supply Agreement. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of the shares of common stock of MACOM Technology Solutions Holdings, Inc. (MACOM) that we acquired in connection with the sale to MACOM of our RF product line (RF Business Divestiture).

Start-up and Underutilization Costs:
As part of expanding its production footprint to support expected growth, Wolfspeed is incurring significant factory start-up costs relating to facilities the Company is constructing or expanding that have not yet started revenue generating production. These factory start-up costs have been and will be expensed as operating expenses in the statement of operations.
When a new facility begins revenue generating production, the operating costs of that facility that were previously expensed as start-up costs are instead primarily reflected as part of the cost of production within the cost of revenue, net line item in our statement of operations. For example, the Mohawk Valley Fab began revenue generating production at the end of fiscal 2023 and the costs of operating this facility in fiscal 2024 and going forward are primarily reflected in cost of revenue, net.
During the period when production begins, but before the facility is at its expected utilization level, Wolfspeed expects some of the costs to operate the facility will not be absorbed into the cost of inventory. The costs incurred to operate the facility in excess of the costs absorbed into inventory are referred to as underutilization costs and are expensed as incurred to cost of revenue, net. These costs are expected to continue to be substantial as Wolfspeed ramps up the facility to the expected or normal utilization level.
Wolfspeed incurred $20.5 million of factory start-up costs and $24.0 million of underutilization costs in the fourth quarter of fiscal 2024. No underutilization costs were incurred in the fourth quarter of fiscal 2023.
For the first quarter of fiscal 2025, operating expenses are expected to include approximately $25 million of factory start-up costs primarily in connection with materials expansion efforts. Cost of revenue, net, is expected to include approximately $24 million of underutilization costs in connection with the Mohawk Valley Fab.

Quarterly Conference Call:

Wolfspeed will host a conference call at 5:00 p.m. Eastern time today to review the highlights of its fourth quarter results and its fiscal first quarter 2025 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Wolfspeed's website at investor.wolfspeed.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Wolfspeed's website at investor.wolfspeed.com/results.cfm.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies. We provide industry-leading solutions for efficient energy consumption and a sustainable future. Wolfspeed’s product families include silicon carbide material and power devices targeted for various applications such as electric vehicles, fast charging, and renewable energy and storage. We unleash the power of possibilities through hard work, collaboration and a passion for innovation. Learn more at www.wolfspeed.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Wolfspeed's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Beginning with the fourth quarter of fiscal 2023, the Company no longer excludes start-up expenses from its non-GAAP measures and does not exclude underutilization costs from its non-GAAP measures. Prior period non-GAAP measures have been updated in this press release to reflect the current presentation of the Company's non-GAAP measures. As a result of this change, previously published non-GAAP financial measures for the Company for prior periods which exclude start-up expenses are not directly comparable to the non-GAAP measures included herein.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the business, our ability to achieve our targets for the first quarter of fiscal 2025 and periods beyond, our ability to meet targeted utilization rates and accelerate the shift of our device fabrication to the Mohawk Valley Fab, our revenue and market growth, and our ability to reduce costs and optimize our capital structure. Actual results could differ materially due to a number of factors including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East, changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with our expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits under the CHIPS Act, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; our ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the risk that we do not meet our production commitments to those customers who provide us with capacity reservation deposits or similar payments; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; our ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for our products will not develop as we expect, including the adoption of our products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of ongoing supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to our operations, supply chain, including our contract manufacturers, or customer demand; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that we are not able to successfully execute or achieve the potential benefits of our efforts to enhance our value; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2023, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the United States federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
Wolfspeed® is a registered trademark of Wolfspeed, Inc.

WOLFSPEED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Fiscal years ended
(in millions of U.S. Dollars, except per share data)	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Revenue, net	$200.7	$202.7	$807.2	$758.5
Cost of revenue, net	198.3	144.0	729.8	515.6
Gross profit	2.4	58.7	77.4	242.9
Gross margin percentage	1%	29%	10%	32%

Operating expenses:
Research and development	60.0	43.6	201.9	165.7
Sales, general and administrative	61.6	58.8	246.4	214.3
Factory start-up costs	20.5	39.6	53.8	160.2
Amortization of acquisition-related intangibles	0.2	0.4	1.1	1.7
Loss on disposal or impairment of other assets	0.2	0.1	1.2	2.0
Other operating expense	5.8	5.8	18.3	10.8
Total operating expense	148.3	148.3	522.7	554.7
Operating loss	(145.9)	(89.6)	(445.3)	(311.8)
Operating loss percentage	(73)%	(44)%	(55)%	(41)%

Non-operating expense (income), net	28.5	1.4	127.2	(52.0)
Loss before income taxes	(174.4)	(91.0)	(572.5)	(259.8)
Income tax expense	0.5	0.2	1.1	0.7
Net loss from continuing operations	(174.9)	(91.2)	(573.6)	(260.5)
Net loss from discontinued operations	—	(22.1)	(290.6)	(69.4)
Net loss	($174.9)	($113.3)	($864.2)	($329.9)

Basic and diluted loss per share
Continuing operations	($1.39)	($0.73)	($4.56)	($2.09)
Net loss	($1.39)	($0.91)	($6.88)	($2.65)

Weighted average shares - basic and diluted (in thousands)	126,245	124,679	125,693	124,374

WOLFSPEED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	June 30, 2024	June 25, 2023
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,174.6	$2,954.9
Accounts receivable, net	147.4	154.8
Inventories	440.7	284.9
Income taxes receivable	0.5	0.8
Prepaid expenses	56.6	36.8
Other current assets	179.8	131.5
Current assets held for sale from discontinued operations	—	42.8
Total current assets	2,999.6	3,606.5
Property and equipment, net	3,652.3	2,165.5
Goodwill	359.2	359.2
Intangible assets, net	23.9	23.9
Long-term receivables	2.3	2.6
Other long-term investments	79.3	—
Deferred tax assets	1.1	1.2
Other assets	866.9	303.3
Long-term assets held for sale from discontinued operations	—	124.5
Total assets	$7,984.6	$6,586.7

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$523.6	$534.5
Contract liabilities and distributor-related reserves	62.3	39.0
Income taxes payable	1.0	9.6
Finance lease liabilities	0.5	0.5
Other current liabilities	77.9	35.7
Current liabilities held for sale from discontinued operations	—	8.6
Total current liabilities	665.3	627.9

Long-term liabilities:
Long-term debt	3,126.2	1,149.5
Convertible notes, net	3,034.9	3,025.6
Deferred tax liabilities	10.8	3.9
Finance lease liabilities - long-term	8.9	9.2
Other long-term liabilities	256.4	143.4
Long-term liabilities held for sale from discontinued operations	—	5.3
Total long-term liabilities	6,437.2	4,336.9

Shareholders’ equity:
Common stock	0.2	0.2
Additional paid-in-capital	3,821.9	3,711.0
Accumulated other comprehensive loss	(11.6)	(25.1)
Accumulated deficit	(2,928.4)	(2,064.2)
Total shareholders’ equity	882.1	1,621.9
Total liabilities and shareholders’ equity	$7,984.6	$6,586.7

WOLFSPEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Fiscal years ended
(in millions of U.S. Dollars)	June 30, 2024	June 25, 2023
Operating activities:
Net loss	($864.2)	($329.9)
Net loss from discontinued operations	(290.6)	(69.4)
Net loss from continuing operations	(573.6)	(260.5)
Adjustments to reconcile net loss to cash used in operating activities of continuing operations:
Depreciation and amortization	181.0	145.6
Amortization of debt issuance costs and discount, net of non-cash capitalized interest	28.4	7.5
Stock-based compensation	84.9	72.7
Gain on equity investment	(18.5)	—
Loss on disposal or impairment of long-lived assets, including loss on disposal portion of factory start-up costs	1.2	3.8
Amortization of premium on investments, net	(27.5)	(4.7)
Deferred income taxes	0.2	0.5
Changes in operating assets and liabilities:
Accounts receivable, net	7.4	(4.6)
Inventories	(152.3)	(93.1)
Prepaid expenses and other assets	(124.7)	(20.8)
Accounts payable	(45.8)	27.0
Accrued salaries and wages and other liabilities	(50.2)	(0.7)
Contract liabilities and distributor-related reserves	18.2	25.1
Net cash used in operating activities of continuing operations	(671.3)	(102.2)
Net cash used in operating activities of discontinued operations	(54.3)	(40.4)
Cash used in operating activities	(725.6)	(142.6)
Investing activities:
Purchases of property and equipment	(2,274.0)	(949.6)
Purchases of patent and licensing rights	(5.9)	(4.9)
Proceeds from sale of property and equipment	0.4	1.7
Purchases of short-term investments	(1,601.1)	(1,191.0)
Proceeds from maturities of short-term investments	1,448.4	637.2
Proceeds from sale of short-term investments	237.9	110.1
Reimbursement of property and equipment purchases from long-term incentive agreement	178.5	155.5
Proceeds from sale of business	75.6	101.8
Net cash used in investing activities of continuing operations	(1,940.2)	(1,139.2)
Net cash used in investing activities of discontinued operations	(3.1)	(7.8)
Cash used in investing activities	(1,943.3)	(1,147.0)
Financing activities:
Proceeds from long-term debt borrowings	2,000.0	1,200.0
Proceeds from convertible notes	—	1,750.0
Payments of debt issuance costs	(46.0)	(82.1)
Cash paid for capped call transactions	—	(273.9)
Proceeds from issuance of common stock	23.4	23.8
Tax withholding on vested equity awards	(18.0)	(19.2)
Payments on long-term debt borrowings, including finance lease obligations	(0.4)	(0.5)
Commitment fees on long-term incentive agreement	(1.0)	(1.0)
Cash provided by financing activities	1,958.0	2,597.1
Effects of foreign exchange changes on cash and cash equivalents	(0.2)	—
Net change in cash and cash equivalents	(711.1)	1,307.5
Cash and cash equivalents, beginning of period	1,757.0	449.5
Cash and cash equivalents, end of period	$1,045.9	$1,757.0

Product Line Revenue

	Three months ended		Fiscal years ended
(in millions of U.S. Dollars)	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Power Products	$104.6	$107.1	$415.6	$409.2
Materials Products	96.1	95.6	391.6	349.3
Total	$200.7	$202.7	$807.2	$758.5

Non-GAAP Measures of Financial Performance
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Wolfspeed uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share, EBITDA, adjusted EBITDA and free cash flow. These measures are presented for continuing operations only.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Wolfspeed's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Wolfspeed's results of operations in conjunction with the corresponding GAAP measures.
Wolfspeed believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Wolfspeed has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Wolfspeed's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Wolfspeed's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Wolfspeed excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Wolfspeed excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Amortization or impairment of acquisition-related intangibles. Wolfspeed incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Wolfspeed excludes these items because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes. Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Severance costs. The Company has incurred costs in conjunction with the termination of key executive personnel. Wolfspeed excludes these items because Wolfspeed believes they have no direct correlation to the ongoing operating results of Wolfspeed's business.

Loss (gain) on legal proceedings. In the third quarter of fiscal 2024, Wolfspeed recognized customs duties totaling approximately $7.7 million for alleged undervalued duties related to transactions by the Company's former Lighting Products business unit from 2012 to 2017. In fiscal 2023, Wolfspeed received an arbitration award in relation to a former customer failing to fulfill contractual obligations to purchase a certain amount of product over a period of time. Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Amortization of discount and debt issuance costs, net of capitalized interest. The issuance of the Company's convertible senior notes in April 2020, February 2022 and November 2022, the sale of the Company's 2030 senior secured notes in June 2023, and the receipt of deposits in connection with an unsecured customer refundable deposit agreement in July 2023 and in the second half of fiscal 2024 results in amortization of discount and debt issuance costs. Wolfspeed excludes amortization of discount and debt issuance costs from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Loss (gain) on Wafer Supply Agreement. In connection with the completed sale of the LED Products business unit to SMART Global Holdings, Inc., and its wholly owned subsidiary, the Company entered into a Wafer Supply and Fabrication Services Agreement (the Wafer Supply Agreement), pursuant to which the Company supplies CreeLED, Inc. with certain silicon carbide materials and fabrication services for up to four years. Wolfspeed excludes the financial impact of this agreement because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Gain (loss) on equity investment. The Company received shares of MACOM common stock in connection with the RF Business Divestiture. These shares are accounted for under fair value accounting with changes in the fair value of the shares being recognized in income. Wolfspeed excludes the impact of these gains or losses from its non-GAAP measures because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Income tax adjustment. This amount reconciles GAAP tax (benefit) expense to a calculated non-GAAP tax (benefit) expense utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Wolfspeed may incur some of these same expenses, including income taxes associated with these expenses, in future periods.
In addition to the non-GAAP measures discussed above, Wolfspeed also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations, less net purchases of property and equipment and patent and licensing rights. Wolfspeed considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Wolfspeed's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

WOLFSPEED, INC.
Reconciliation of GAAP to Non-GAAP Measures - Continuing Operations Only
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
GAAP gross profit	$2.4	$58.7	$77.4	$242.9
GAAP gross margin percentage	1%	29%	10%	32%
Adjustments:
Stock-based compensation expense	8.5	3.5	28.5	20.3
Non-GAAP gross profit	$10.9	$62.2	$105.9	$263.2
Non-GAAP gross margin percentage	5%	31%	13%	35%

Non-GAAP Operating Loss

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
GAAP operating loss	($145.9)	($89.6)	($445.3)	($311.8)
GAAP operating loss percentage	(73)%	(44)%	(55)%	(41)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	8.5	3.5	28.5	20.3
Research and development	2.3	2.4	11.4	11.2
Sales, general and administrative	10.2	10.5	45.0	41.2
Total stock-based compensation expense	21.0	16.4	84.9	72.7
Amortization of acquisition-related intangibles	0.2	0.4	1.1	1.7
Project, transformation and transaction costs	5.8	4.5	18.3	7.4
Executive severance costs	—	1.5	—	3.4
Total adjustments to GAAP operating loss	27.0	22.8	104.3	85.2
Non-GAAP operating loss	($118.9)	($66.8)	($341.0)	($226.6)
Non-GAAP operating loss percentage	(59)%	(33)%	(42)%	(30)%

Non-GAAP Non-Operating (Expense) Income, net

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
GAAP non-operating (expense) income, net	($28.5)	($1.4)	($127.2)	$52.0
Adjustments:
Loss (gain) on legal proceedings	—	—	7.7	(50.3)
Gain on equity investment	(11.2)	—	(18.5)	—
Amortization of discount and debt issuance costs, net of capitalized interest	6.8	2.3	28.4	7.5
Loss on Wafer Supply Agreement	4.9	6.3	25.3	13.6
Non-GAAP non-operating (expense) income, net	($28.0)	$7.2	($84.3)	$22.8

Non-GAAP Net Loss

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
GAAP net loss	($174.9)	($91.2)	($573.6)	($260.5)
Adjustments:
Stock-based compensation expense	21.0	16.4	84.9	72.7
Amortization of acquisition-related intangibles	0.2	0.4	1.1	1.7
Project, transformation and transaction costs	5.8	4.5	18.3	7.4
Executive severance costs	—	1.5	—	3.4
Loss (gain) on legal proceedings	—	—	7.7	(50.3)
Gain on equity investment	(11.2)	—	(18.5)	—
Amortization of discount and debt issuance costs, net of capitalized interest	6.8	2.3	28.4	7.5
Loss on Wafer Supply Agreement	4.9	6.3	25.3	13.6
Total adjustments to GAAP net loss before provision for income taxes	27.5	31.4	147.2	56.0
Income tax adjustment - benefit (expense)	35.4	14.9	100.5	50.8
Non-GAAP net loss	($112.0)	($44.9)	($325.9)	($153.7)

Non-GAAP diluted loss per share	($0.89)	($0.36)	($2.59)	($1.24)
Non-GAAP weighted average shares (in thousands)	126,245	124,679	125,693	124,374

Adjusted EBITDA

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
GAAP net loss	($174.9)	($91.2)	($573.6)	($260.5)
Reconciling items to EBITDA (Non-GAAP)
Income tax expense	0.5	0.2	1.1	0.7
Interest expense (income)	34.7	(4.2)	111.3	(15.6)
Depreciation	44.0	39.7	175.5	139.7
Amortization	1.3	1.4	5.5	5.9
EBITDA (Non-GAAP)	(94.4)	(54.1)	(280.2)	(129.8)

Reconciling items to adjusted EBITDA (Non-GAAP)
Stock based compensation	21.0	16.4	84.9	72.7
Project, transformation and transaction costs	5.8	4.5	18.3	7.4
Executive severance costs	—	1.5	—	3.4
Loss (gain) on legal proceedings	—	—	7.7	(50.3)
Gain on equity investment	(11.2)	—	(18.5)	—
Loss on Wafer Supply Agreement	4.9	6.3	25.3	13.6
Adjusted EBITDA (Non-GAAP)	($73.9)	($25.4)	($162.5)	($83.0)

Free Cash Flow

	Three months ended		Fiscal years ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Net cash used in operating activities	($239.5)	($38.7)	($671.3)	($102.2)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(644.2)	(400.2)	(2,095.5)	(794.1)
Less: Patents spending	(1.6)	(1.3)	(5.9)	(4.9)
Total free cash flow	($885.3)	($440.2)	($2,772.7)	($901.2)

WOLFSPEED, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	September 29, 2024
GAAP net loss from continuing operations outlook range	($226) to ($194)
Adjustments:
Stock-based compensation expense	26
Amortization of discount and debt issuance costs, net of capitalized interest	7
Project, transformation and transaction costs	6
Loss on Wafer Supply Agreement	7
Total adjustments to GAAP net loss before provision for income taxes	46
Income tax adjustment	42 to 34
Non-GAAP net loss from continuing operations outlook range	($138) to ($114)
`

Contact:
Tyler Gronbach
Wolfspeed, Inc.
Vice President of External Affairs
Phone: 919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.